Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended 2000 Stock Option Plan of Genetronics Biomedical Corporation, of our report dated March 10, 2004, with respect to the consolidated financial statements of Genetronics Biomedical Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

October 25, 2004